As filed with the Securities and Exchange Commission on March 18, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ProKidney Corp.

(Exact name of registrant as specified in its charter)

Delaware	98-1586514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2000 Frontis Plaza Blvd., Ste 250

Winston-Salem, NC 27103

(Address, including zip code, of Principal Executive Offices)

ProKidney Corp. 2022 Incentive Equity Plan

(Full Title of the Plan)

Bruce Culleton, M.D.

Chief Executive Officer

ProKidney Corp.

2000 Frontis Plaza Blvd., Ste 250

Winston-Salem, NC 27103

Telephone: (336) 999-7028

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement registers 15,053,502 additional Class A common stock, par value $0.0001 per share (“Class A Common Stock”), of ProKidney Corp. (the “Registrant”) under the Registrant’s 2022 Incentive Equity Plan (the “2022 Plan”), representing an increase of 15,053,502 shares of Class A common stock reserved for issuance under the 2022 Plan, effective January 1, 2026 by operation of the “evergreen” provision contained in the 2022 Plan. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to one or more employee benefit plans is effective (File Nos. 333-267414, 333-270920, 333-278176 and 333-285975). The information contained in the Registrant’s registration statements on Form S-8 (File Nos. 333-267414, 333-270920, 333-278176 and 333-285975), to the extent not otherwise amended or superseded by the contents hereof, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 18, 2026;

(b) The Registrant’s Current Report on Form 8-K, as filed with the Commission on February 2, 2026; and

(c)the description of the Company’s common stock, included in the final prospectus dated April 28, 2025 (filed pursuant to Rule 424(b)(3)) to its Registration Statement on Form S-4 dated March 31, 2025 (File No. 333-286278)) under the caption “Description of Securities” therein, including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Reg. Number

4.1	Certificate of Incorporation of ProKidney		Form 8-K12B (Exhibit 3.1)	7/3/2025	001-40560

4.2	By-laws of ProKidney Corp.		Form 8-K12B (Exhibit 3.2)	7/3/2025	001-40560

4.3	Certificate of Corporate Domestication of ProKidney Corp.		Form 8-K12B (Exhibit 3.3)	7/3/2025	001-40560

4.4	Stock Certificate for Class A Common Stock ProKidney		Form 8-K12B (Exhibit 4.1)	7/3/2025	001-40560

4.5	Stock Certificate for Class B Common Stock ProKidney		Form 8-K12B (Exhibit 4.2)	7/3/2025	001-40560

5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.	X

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm	X

23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on the signature page hereof)	X

99.1+	ProKidney Corp. 2022 Incentive Equity Plan		Form 8-K (Exhibit 10.11)	7/15/2022	001-40560

99.2+	First Amendment to the ProKidney Corp. 2022 Incentive Equity Plan		Form 8-K12B (Exhibit 10.5)	7/3/2025	001-40560

107	Calculation of registration fee	X

+ Management contract or compensatory plan or arrangement.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Winston-Salem, State of North Carolina, on March 18, 2026.

PROKIDNEY CORP.

By:	/s/ Bruce Culleton, M.D.

Bruce Culleton, M.D. Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Bruce Culleton, M.D. and James Coulston, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

/s/Bruce Culleton, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 18, 2026
Bruce Culleton, M.D.

/s/James Coulston, CPA	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2026
James Coulston, CPA

/s/Pablo Legorreta	Chairman	March 18, 2026
Pablo Legorreta

/s/William F. Doyle	Director	March 18, 2026
William F. Doyle

/s/Jennifer Fox	Director	March 18, 2026
Jennifer Fox

/s/José Ignacio Jimenez Santos	Director	March 18, 2026
José Ignacio Jimenez Santos

/s/Alan M. Lotvin, M.D.	Director	March 18, 2026
Alan M. Lotvin, M.D.
/s/Brian J.G. Pereira, M.D.	Director	March 18, 2026
Brian J.G. Pereira, M.D.

/s/Uma Sinha, Ph.D.	Director	March 18, 2026
Uma Sinha, Ph.D.